UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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     (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
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|_|  Soliciting Material Pursuant to ss.240.14a-12

                        Financial Industries Corporation
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                (Name of Registrant as Specified In Its Charter)

                          Otter Creek Management Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                           Otter Creek Management Inc.
                             400 Royal Palm Way #212
                              Palm Beach, FL 33480
                                 (561) 832-4110

                                                                   July 21, 2003

Dear Fellow Financial Industries Corporation Shareholder:

As you know, Financial Industries Corporation's important July 31st annual meeting is rapidly approaching. We at Otter Creek believe that this year's meeting has the potential to mark a new beginning at FIC that will benefit all shareholders. We have been gratified and encouraged by the support of our fellow shareholders as we seek the election of seven new nominees to the FIC board, and we urge all shareholders who have not yet voted to do so before it is too late. Your vote is important!

Last week, there was an important new development in this contest that we believe marks a watershed moment in the history of FIC. Institutional Shareholder Services (ISS), the nation's leading provider of proxy advisory and corporate governance services, has recommended that FIC shareholders vote GOLD and elect the Otter Creek nominees to FIC's board at this year's July 31st annual meeting. ISS is a respected, independent advisor serving over 950 institutional and corporate clients, including many of the nation's largest and most sophisticated institutional investors.

Don't be confused by the arguments of an incumbent board desperately trying to remain in office. Instead, listen to some of what ISS - an independent, unbiased source - has to say...

About the board's decision to pay former-CEO Roy Mitte $3 million to end his proxy campaign and buy the right to vote his shares earlier this year:

      "The determining factor in this contest is the board's questionable action to approve the Mitte settlement..."

      "In essence, Mr. Mitte not only withdrew his litigation but also his proxy fight for $3 million as part of the settlement."

      "...ISS deems [the Mitte settlement] to be quasi-greenmail...Although the company did not directly purchase the Mitte Foundation proxy, the proxy is intertwined in the $3 million termination settlement."

About Otter Creek's own strategy for FIC:

      "With respect to management's initiative to building a marketing organization around the company's Investor's Life business, Otter Creek believes that a more appropriate alternative may be to sell the company's [mortgage protection] Family Life business...and use the assets of Family Life to strengthen Investors Life's balance sheet and bump up its rating...Otter Creek also believes that it may be possible to find outside properties to merge with Investors Life. ISS believes that Otter Creek's alternative solution has merit and improves upon management's current plan."

About the qualifications of the Otter Creek nominees to serve on FIC's board:

      "The makeup of Otter Creek's independent nominees include a president of an investment banking company (Mr. Boisture), president of a capital investment company and has prior experience working for a family life assurance company (Mr. Diaz-Verson Jr.), two retired directors with prior experience in life insurance (Messrs. Gudeman and Falconio), a certified public accountant working for a consulting firm (Mr. Haxton) and a president and CFO of a risk management firm with prior experience in insurance (Mr. Steffen)."

      "...Otter Creek's nominees have the relevant background experience to run the company..."

We believe the decision is clear. Listen to ISS, a completely objective, independent and well-respected proxy advisor. In its report, ISS concludes:

      "From a governance perspective, given the board's quasi-greenmail transaction associated with the Mitte settlement, there is a compelling case to support the dissident slate...As such, ISS supports the dissident slate."

Please vote GOLD, and help us usher in a new era of accountability at FIC. Thank you for your continued support.

Sincerely,


/s/ R. Keith Long

R. Keith Long
President, Otter Creek Management Inc.

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Please note: It is not too late to vote for the Otter Creek nominees, even if you have already sent in management's white card. Only your latest dated card counts. To vote for the Otter Creek nominees, please vote the enclosed GOLD card today.

For questions and assistance in voting your shares, please call Mellon Investor Services, which is assisting us in this solicitation, at:

                                 1-877-OTTR-CRE
                                (1-877-688-7273)
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On June 27, 2003, Otter Creek filed with the Securities and Exchange Commission a definitive proxy statement relating to its solicitation of proxies with respect to the 2003 FIC annual meeting of shareholders. Otter Creek has furnished the definitive proxy statement to FIC's shareholders and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials when they become available as they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Otter Creek with the Commission at the Commission's web site at http://www.sec.gov. In addition, you may obtain a free copy of the definitive proxy statement by contacting Mellon Investor Services toll free at 1-877-688-7273 (banks and brokers call collect at 1-917-320-6211). Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of FIC shareholders is available in the proxy statement and Otter Creek's DEFC14A filed with the Commission on June 27, 2003. Some of the statements contained in this document, including future actions by Otter Creek nominees and strategies for FIC, may constitute "forward-looking statements," which for this purpose includes all statements that are not of historical fact. These statements involve risks and uncertainties, including the number of Otter Creek nominees elected and their ability to influence the board of directors. The actual future results could differ materially from those anticipated by these forward-looking statements.